
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Balance
Sheet and Statement of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000805297
<NAME> KRUPP INSURED PLUS-II LTD PARTNERSHIP

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       6,461,841
<SECURITIES>                               197,526,633<F1>
<RECEIVABLES>                                2,029,363
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             6,771,629<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             212,789,466
<CURRENT-LIABILITIES>                           14,760
<BONDS>                                              0
<COMMON>                                   211,493,356<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   1,281,350
<TOTAL-LIABILITY-AND-EQUITY>               212,789,466
<SALES>                                              0
<TOTAL-REVENUES>                            16,366,468<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,710,268<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,656,200
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,656,200
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,656,200
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$152,929,361 & Mortgage-Backed Securities ("MBS") $44,597,272
<F2>Includes the following prepaid acquisition fees & expenses of $5,214,310 net of accumulated amortization of $6,954,567 and prepaid participating servicing of
$1,557,319 net of accumulated amortization of $2,208,277
<F3>Represents total equity of General Partners & Limited Partners of $(155,589)
and $211,648,945
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $1,746,477 of amortization related to prepaid fees & expenses
<F6>Net income allocated $379,686 to the General Partners & $12,276,514 to the
Limited Partners.  Average net income per unit of Limited Partners interest is
$.84 on 14,655,512 units outstanding.

